Exhibit 21
W.W. GRAINGER, INC.

Subsidiaries and Affiliated Companies
(as of December 31, 2018)

Subsidiaries (over 50% ownership)

Subsidiary	Jurisdiction
2020 Supplies Limited	England & Wales
2422626 Ontario Inc.	Ontario
971086 Ontario Inc.	Ontario
Acklands - Grainger Inc.	Canada
AJ Howard Industrial Supplies Limited	England & Wales
American Fabory Corporation	Delaware
Apex Industrial Limited	Scotland
Ashlink Software Limited	England & Wales
Blackrock Tools Inc.	Ontario
BMF Finance B.V.	Netherlands
BMF Fundco B.V.	Netherlands
BMF Management Services B.V.	Netherlands
BMFGH Holding B.V.	Netherlands
Bogle and Timms Limited	England & Wales
Borstlap International B.V.	Netherlands
Cambridge Tool Supplies Limited	England & Wales
CJ Bent & Son Limited	England & Wales
Comag PTY Limited	Australia
Combori N.V.	Belgium
Cromwell Bearings and Transmission Services Limited	England & Wales
Cromwell Czech Republic s.r.o.	Czech Republic
Cromwell Group (Holdings) Limited	England & Wales
Cromwell Group (International) Limited	England & Wales
Cromwell Industrial Supplies Private Limited	India
Cromwell Logistics Limited	England & Wales
Cromwell PTY Limited	Australia
Cromwell SAS	France
Cromwell Sp z.o.o.	Poland
Cromwell Tools (Norwich) Limited	England & Wales
Cromwell Tools (Rochester) Limited	England & Wales
Cromwell Tools (Shanghai) Co. Ltd.	People’s Republic of China
Cromwell Tools (Thailand) Co. Ltd.	Thailand
Cromwell Tools Limited	England & Wales
Cromwell Tools SDN BHD	Malaysia
Cromwell Tools SRL	Romania
PT Cromwell Tools	Indonesia
Cromwell-Siddle (Grimsby) Limited	England & Wales
Dayton Electric Manufacturing Co.	Illinois
E & R Industrial Sales, Inc.	Michigan
E&R Tooling and Solutions de Mexico, S. de R.L. de C.V.	Mexico

East Midlands Property Developments Limited	England & Wales
Engineerstore Limited	England & Wales
Fabory Asia B.V.	Netherlands
Fabory Canada Inc.	Canada
Fabory Centres Belgium N.V.	Belgium
Fabory CZ Holding s.r.o.	Czech Republic
Fabory France S.A.	France
Fabory Kötoelem Kereskedelmi KFT	Hungary
Fabory Masters in Fasteners Group B.V.	Netherlands
Fabory Nederland B.V.	Netherlands
Fabory Overseas Holding B.V.	Netherlands
Fabory Poland Sp. z.o.o.	Poland
Fabory Portugal Lda.	Portugal
Fabory Shanghai Co. Ltd.	People's Republic of China
Fabory Slovakia s.r.o.	Slovakia
Fabory Spain S.L.	Spain
Fabory SRL	Romania
Fabory U.S.A., Ltd.	Delaware
Fabory UK Holdings Limited	England & Wales
Fabory UK Limited	England & Wales
FEC Distribution Specialties Inc.	Ontario
FFSA S.A.	France
Fixbolt (Suhzou) Co., Ltd. Taicang	People's Republic of China
G.T.S.S. Engineers Supplies Limited	England & Wales
Gamut Supply LLC	Delaware
GHC Specialty Brands, LLC	Wisconsin
GMMI LLC	Delaware
Grainger Asia Pacific K.K.	Japan
Grainger Brasil Comércio e Distribuição Ltda.	Brazil
Grainger Brasil Participações Ltda.	Brazil
Grainger Canada Holdings ULC	Alberta
Grainger Caribe, Inc.	Illinois
Grainger China LLC	People's Republic of China
Grainger Colombia Holding Company, LLC	Delaware
Grainger Colombia S.A.S.	Colombia
Grainger Dominicana SRL	Dominican Republic
Grainger Energy Initiatives, LLC	Delaware
Grainger Global Holdings, Inc.	Delaware
Grainger Global Online Business Ltd	England and Wales
Grainger Global Trading (Shanghai) Company Limited	People's Republic of China
Grainger Guam L.L.C.	Guam
Grainger Industrial MRO de Costa Rica S.R.L.	Costa Rica
Grainger Industrial Supply India Private Limited	India
Grainger International Holdings B.V.	Netherlands
Grainger International, Inc.	Illinois
Grainger Japan Holdings, Inc.	Delaware
Grainger Japan, Inc.	Delaware
Grainger Latin America Holding Company, Inc.	Delaware

Grainger Management LLC	Illinois
Grainger Mexico LLC	Delaware
Grainger NRCI, LLC	Delaware
Grainger Panama S.A.	Panama
Grainger Panama Services S. de R.L.	Panama
Grainger Peru S.R.L.	Peru
Grainger Pleasant Prairie RC LLC	Delaware
Grainger Procurement Company LLC	Illinois
Grainger Registry Services, LLC	Delaware
Grainger Safety Services, Inc.	Delaware
Grainger Service Holding Company, Inc. (d/b/a Grainger Lighting Services)	Delaware
Grainger Services International Inc.	Illinois
Grainger Services Network, Inc.	Delaware
Grainger Singapore Pte. Ltd.	Singapore
Grainger, S.A. de C.V.	Mexico
GWW Investments C.V.	Netherlands
GWW UK Holdings Ltd.	England and Wales
Helivend Limited	Scotland
HF Supplies Scotland Limited	England & Wales
Imperial Supplies Holdings, Inc.	Delaware
Imperial Supplies LLC	Delaware
Inbema N.V.	Curaçao Netherlands Antilles
India Pacific Brands	Mauritius
Industrial Supply Alliance Limited	England & Wales
John Blee (Tools) Limited	England & Wales
John Smallman Limited	England & Wales
JSL Bearbreak Limited	England & Wales
Kennedy International (England) Limited	England & Wales
Krusters 2000 Inc.	Ontario
LN Participações Ltda.	Brazil
McSkimming Industrial Supplies Limited	Scotland
Merlin Business Software Limited	England & Wales
MFC I, Inc.	Delaware
MonotaRO Co., Ltd.	Japan
Mountain Ventures WWG IV, LLC	Delaware
Mountain Ventures WWG V, LLC	Delaware
Mountain Ventures WWG, LLC	Delaware
MRO Soluciones, S.A. de C.V.	Mexico
NAVIMRO Co., Ltd.	Republic of Korea (South Korea)
Newton RC, LLC	Delaware
Norwell Engineering Limited	England & Wales
Pimentel Fasteners B.V.	Netherlands
Pro Tool Point Supply, Inc.	Illinois
PT MonotaRO Indonesia	Indonesia
Red Twig LLC	Delaware
Safety Registry Services, LLC	Delaware
Safety Solutions, Inc.	Ohio

Technical Tooling Limited	England & Wales
The Kennedy Group Limited	England & Wales
Tooling & Engineering Distributors (TED) Limited	Ireland
Turners (Ironmongers) Limited	England & Wales
Valentine Tools Limited	England & Wales
WFS (USA) Ltd.	South Carolina
WFS Enterprises Inc.	Ontario
WFS Holding Company, Inc.	Michigan
WFS Ltd.	Ontario
Windsor Factory Supply Inc.	Michigan
WWG de Mexico, S.A. de C.V.	Mexico
WWG International Finance C.V.	Netherlands
WWG Servicios, S.A. de C.V.	Mexico
WWGH LLC	Delaware
Zoro IP Holdings, LLC	Illinois
Zoro Tools Europe GmbH	Germany
Zoro Tools, Inc.	Delaware

Subsidiaries (50% and less ownership)

Subsidiary	Jurisdiction
Sterling Fabory India Private Ltd. (50%)	India